Exhibit 99.(a)(2)


                             THE LAZARD FUNDS, INC.

                              ARTICLES OF AMENDMENT


         THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (the "Corporation"), certifies to the State Department of Assessments and Taxation that:

         FIRST: The Charter of the Corporation is amended by reclassifying and changing all of the Class H shares of the Corporation, which are marketed as the Lazard Special Equity Portfolio ("Special Equity Portfolio"), to Class F shares of the Corporation, which are marketed as the Lazard Small Cap Portfolio ("Small Cap Portfolio"), on the terms set forth herein.

         SECOND: Upon effectiveness of these Articles of Amendment:

                  (a) All of the assets and stated liabilities belonging to the Corporation's Special Equity Portfolio shall be conveyed, transferred and delivered to the Corporation's Small Cap Portfolio, and shall thereupon become and be assets and liabilities belonging to the Small Cap Portfolio.

                  (b) Each of the issued and outstanding shares (and fractions thereof) of the Corporation's Special Equity Portfolio will automatically, and without the need of any further act or deed, be reclassified and changed to full and fractional issued and outstanding shares of the Corporation's Small Cap Portfolio in such number of such shares as shall be determined by dividing the net asset value of a share of the Special Equity Portfolio by the net asset value of a share of the Small Cap Portfolio, all determined as of the effective time of these Articles of Amendment.

                  (c) Each unissued share (or fraction thereof) of the Corporation's Special Equity Portfolio will automatically, and without the need of any further



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         act or deed, be reclassified and changed to such number of unissued shares (or fractions thereof) of the Corporation's Small Cap Portfolio as shall result, as of the effective time of these Articles of Amendment and as a result hereof, in the total number of unissued shares of the Corporation's Small Cap Portfolio being increased by 50,000,000 shares less the number of issued and outstanding shares of the Small Cap Portfolio resulting from paragraph (b) above.

                  (d) Open accounts on the share records of the Corporation's Small Cap Portfolio shall be established representing the appropriate number of shares of stock owned by the former holders of shares of the Corporations Special Equity Portfolio.

         THIRD: This amendment does not increase the authorized capital stock of the Corporation or the aggregate par value thereof and does not amend the description of any c Lass of stock as set forth in the Charter. The amendment reclassifies and changes the 50,000,000 previously authorized shares of the Special Equity Portfolio to 50,000,000 additional shares of the Small Cap Portfolio.

         FOURTH: Outstanding certificates representing issued and outstanding shares of the Special Equity Portfolio immediately prior to these Articles of Amendment becoming effective shall, upon these articles of Amendment becoming effective, be deemed to represent the appropriate number, calculated as set forth above, of shares of the Small Cap Portfolio. Certificates representing shares of the Small Cap Portfolio resulting from the aforesaid change and reclassification need not be issued until certificates representing the shares of the Special Equity Portfolio so changed and reclassified, if issued, have been received by the Corporation or its agent duly endorsed for transfer.



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         FIFTH: This amendment has been duly authorized and declared advisable by the Board of Directors of the Corporation and approved by the stockholders of the Corporation entitled to vote thereon.

         SIXTH: These Articles of Amendment shall be effective as of 10:00 am., June 28, 1996.

         IN WITNESS WHEREOF, THE LAZARD FUNDS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, and attested by its Vice President and Secretary, as of the 21st day of June, 1996. The-undersigned President of The Lazard Funds, Inc. who executed on behalf of said Corporation these Articles of Amendment, hereby acknowledges, in the name and on behalf of said Corporation, these Articles of-Amendment to be the corporate act of said Corporation and certifies that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval are true in all material respects, under the penalties of perjury.

                                                 THE LAZARD FUNDS, INC.


                                                 By: /s/ Herbert W. Gullquist
                                                     --------------------------
                                                     Herbert W. Gullquist,
                                                     President

ATTEST:


By: /s/ William G. Butterly, III
    ------------------------------
    William G. Butterly, III,
    Vice President and
    Secretary






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